Inforte Q1 Revenue and Earnings in Upper End of Guidance Range with Positive Free Cash Flow

EPS up 300%--4th straight quarter of triple digit or better EPS growth

CHICAGO, April 10, 2003 /PRNewswire-FirstCall/ -- Customer and demand management consultancy Inforte Corp. (NASDAQ: INFT - News) today announced that revenue before reimbursements (net revenue) and diluted earnings per share (EPS) were in the high end of its guidance range for the quarter ending March 31, 2003. EPS of $0.04 grew 300% from $0.01 in first quarter 2002, marking the fourth consecutive quarter of triple digit or better EPS gains. Free cash flow (cash flow from operations minus capital expenditures) was positive for the quarter, with cash and marketable securities equal to $67.6 million, or $6.22 per share, as of March 31, 2003, based upon 10,864,925 actual shares outstanding. This was the 21st consecutive quarter of positive cash flow from operations for Inforte.

Actual net revenue and earnings results for the quarter ended March 31, 2003 and updated guidance for 2003 and 2004 follow:

        o First quarter net revenue was $8.3 million and diluted earnings per share (EPS) were $0.04. Inforte's latest guidance, communicated on March 7, 2003, was for net revenue of $7.5 million to $8.5 million and diluted EPS of $0.00 to $0.04. The original guidance range for the quarter, provided on January 24, 2003, was for net revenue of $7.0 million to $9.0 million and for diluted EPS of ($0.04) to $0.04.

        o For 2Q03, Inforte is introducing a guidance range for net revenue of $7.5 million to $9.0 million. EPS guidance for 2Q03 is now a range of $0.00 to $0.04. Prior guidance for 2Q03 was net revenue of $8.5 million and EPS of $0.00.

        o At present, there are no guidance changes beyond the second quarter 2003. Inforte may make guidance changes or introduce guidance ranges for the third quarter 2003 and beyond in the future.

        o Annual guidance for 2003 net revenue remains unchanged at $34.0 million. 2003 EPS guidance is now a range of $0.04 to $0.08, up from $0.00 to $0.04 previously, reflecting the first quarter actual result and the increase to second quarter EPS guidance.

        o Annual net revenue and diluted EPS guidance for 2004 is unchanged at $34.0 million and $0.00, respectively.

        o Quarterly guidance beyond the second quarter 2003 remains unchanged at net revenue of $9.0 million for 3Q03 and $8.5 million for all quarters beyond. EPS guidance beyond the second quarter 2003 remains unchanged at $0.00 for all quarters beyond.


Phil Bligh, Inforte's chairman and chief executive officer, commented, "We believe our strategy of being a focused specialist in customer and demand management solutions has allowed us to continue to deliver solid results in a weak demand environment. Customer and demand management solutions are one of the highest demand areas of business solutions today, and are projected by all major industry research groups to remain so over the coming years. We continue to be told by industry analysts and our clients that we are the best positioned alternative to the Big Five consulting firms, and we believe our financial results are indicative of this and of our success in executing our strategy."

Financial Highlights

Financial highlights during the March 2003 quarter are listed below. All revenue figures and ratio calculations are based upon net revenue.

        o Cash flow from operations and free cash flow for 1Q03 were positive $0.4 million and positive $0.3 million, respectively. Cash flow from operations was positive for the 21st consecutive quarter. Free cash flow was positive for the 13th consecutive quarter and for the 20th quarter out of the last 21.

        o Days sales outstanding net of deferred revenue (DSO) was -1, meaning that on average during the quarter a dollar of cash was received 1 day before that dollar of revenue was recognized. DSO has been 0 or negative in each of the last nine quarters.

        o   Operating income was positive for the third consecutive quarter.

        o Pretax income increased 384%, net income increased 227%, and EPS grew 300% versus the prior year's quarter. The quarterly net margin of 5.4% compared to 1.4% in the year ago quarter.

        o Quarterly net revenue per employee was $155,000 annualized, up 12% from $138,000 in first quarter 2002, and up from $127,000 in first quarter 2001. Quarterly net revenue per consultant was $209,000 annualized, up 11% from $189,000 in first quarter 2002, and up from $167,000 in first quarter 2001.

        o As of March 31, 2003, employees totaled 205, of which 153 were billable. This compares to 229 total employees and 172 billable employees as of December 31, 2002.

Nick Padgett, Inforte's chief financial officer, stated, "We are pleased once again to deliver on another quarter in this challenging environment. There are few companies who have posted triple digit or better EPS gains each quarter over the past year, who consistently generate profitability and positive cash flow, who have always met their guidance, and yet who trade with a negligible enterprise value. We believe this situation provides a favorable risk/reward opportunity for investors to own the best positioned alternative to the Big 5 consulting firms."

Inforte welcomed Avery Dennison, Guardian Life Insurance, Metreo, and Six Continents as new clients during the first quarter.

Visit http://www.inforte.com/investor/ to access the April 10, 2003 Investor Conference Call web cast, which begins at 5:30 pm Eastern time.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with the demand during a period where information technology spending is depressed and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and
(vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.

Inforte is a customer and demand management consultancy that helps clients improve customer interactions, revenue forecasting and profitability. Inforte creates strategies and implements technology solutions that enhance visibility, optimize customer and channel profitability, and integrate demand information with supply and resource planning processes. Inforte has applied a client advocacy approach and rigorous delivery methodologies to help garner references from 100 percent of its Global 2000 client base. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta, Dallas, London, Los Angeles, New York and San Francisco. For more information, contact Inforte at
800.340.0200 or visit http://www.inforte.com.

CONTACT: Craig Dooley, 312.233.9642, email craig.dooley@inforte.com or ir@inforte.com.

Visit http://www.inforte.com/investor/ to access the April 10, 2003 Investor Conference Call web cast, which begins at 5:30 pm Eastern.

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                        THREE MONTHS ENDED
                                                             March 31,
                                                     ------------------------
                                                         2002         2003
                                                     ----------    ----------
                                                     (Unaudited) (Unaudited)

Revenues:

  Revenue before reimbursements (net revenue)        $    9,434   $   8,293
  Reimbursements                                          1,467         943
                                                      ---------    --------
Total Revenues                                           10,901       9,236

Operating expenses:
  Project personnel and related expenses                  5,002       4,346
  Reimbursed expenses                                     1,467         943
  Sales and marketing                                     1,518       1,405
  Recruiting, retention and training                        374         142
  Management and administrative                           3,003       2,332
                                                      ---------    --------
          Total operating expenses                       11,364       9,168

Operating income (loss)                                    (463)         68

Interest income, net and other                              564         421
                                                      ---------    --------
Income before income tax                                    101         489
Income tax expense                                          (35)         44
                                                      ---------    --------
Net income                                           $      136   $     445
                                                      =========    ========

Earnings per share:
-Basic                                               $     0.01   $    0.04
-Diluted                                             $     0.01   $    0.04

Weighted average common shares outstanding:
-Basic                                                   11,655      10,846
-Diluted                                                 12,213      10,953

Expenses as a percentage of net revenue
 Project personnel and related expenses                   53.0%       52.4%
 Sales and marketing                                      16.1%       16.9%
 Recruiting, retention, and training                       4.0%        1.7%
 Management and administrative                            31.8%       28.1%

Income tax rate                                          -34.7%        9.0%

Margins
 Gross income                                             47.0%       47.6%
 Operating income                                         -4.9%        0.8%
 Pretax income                                             1.1%        5.9%
 Net income                                                1.4%        5.4%

Year-over-year change
 Net revenue                                               -33%        -12%
 Gross income                                              -33%        -11%
 Operating income                                         -209%          --
 Pretax income                                             -93%        384%
 Net income                                                -85%        227%
 Diluted EPS                                               -86%        300%

 Projected personnel and related expenses                  -32%        -13%
 Sales and marketing expenses                              -18%         -7%
 Recruiting, retention and training expenses               -60%        -62%
 Management and administrative expenses                    -13%        -22%

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)


                                                        MAR 31,     JUN 30,     SEPT 30,      DEC 31,      MAR 31,
                                                         2002        2002         2002         2002          2003
                                                       --------     --------    --------     --------     --------
                                                      (Unaudited) (Unaudited)  (Unaudited)               (Unaudited)

                           ASSETS
Current assets:
  Cash and cash equivalents                          $   26,404   $  15,295    $  14,992    $  19,186    $   26,543  (1)
  Short-term marketable securities                       27,195      37,311       32,044       31,340        25,090  (1)
  Accounts receivable                                     7,251       5,576        5,388        5,100         4,160
  Allowance for doubtful accounts                        (1,000)       (850)        (700)        (600)        (575)
                                                      ---------    --------     --------     --------     --------
  Accounts receivable, net                                6,251       4,726        4,688        4,500         3,585
  Prepaid expenses and other current assets               1,434       1,454        1,435        1,099         1,353
  Interest receivable on investment
    securities                                              515         591          488          497           425
  Deferred income taxes                                   1,550       1,493        1,435        1,224         1,476
                                                      ---------    --------     --------     --------      --------
          Total current assets                           63,349      60,870       55,082       57,846        58,472

Computers, purchased software and property                3,662       3,232        3,074        2,857         2,849
Less accumulated depreciation and amortization            2,040       1,798        1,853        1,779         1,871
                                                      ---------    --------     --------     --------     ---------
Computers, purchased software and property, net           1,622       1,434        1,221        1,078           978

Long-term marketable securities                          21,677      20,146       18,947       16,819        15,919  (1)
Deferred income taxes                                       482         707          629          328           336
                                                      ---------    --------     --------     --------     ---------
          Total assets                               $   87,130   $  83,157    $  75,879       76,071        75,705
                                                      =========    ========     ========     ========     =========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $      970   $     317    $     155    $     240         1,443
  Income taxes payable                                      179         677          800          291           948
  Accrued expenses                                        4,110       5,060        4,941        5,195         3,475
  Accrued loss on disposal of
    leased property                                       1,059       1,524        1,395        1,126         1,012
  Deferred revenue                                        8,564       5,460        5,028        4,487         3,659
                                                      ---------    --------     --------     --------     ---------
          Total current liabilities                      14,882      13,038       12,319       11,339        10,537
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  10,864,925 as of Mar 31, 2003                              12          12           11           11            11
  Additional paid-in capital                             78,305      78,680       78,742       79,192        79,216
  Cost of common stock in treasury (2,720,823
  shares as of Mar 31, 2003)                            (14,771)    (17,810)     (24,997)     (24,997)      (24,997)
  Retained earnings                                       8,697       9,053        9,577       10,277        10,722
  Accumulated other comprehensive income                      5         184          227          249           216
                                                      ---------    --------     --------     --------     ---------
          Total stockholders' equity                     72,248      70,119       63,560       64,732        65,168
                                                      ---------    --------     --------     --------     ---------
         Total liabilities and stockholders' equity  $   87,130   $  83,157    $  75,879       76,071        75,705
                                                      =========    ========     ========     ========     =========


(1) Sum of these balances represents
           total cash and marketable securities      $   75,276   $  72,752    $  65,983    $  67,345    $   67,552

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)



                                                     THREE MONTHS ENDED
                                                           Mar 31,
                                                    ------------------------
                                                        2002          2003
                                                    ----------     ----------
                                                    (Unaudited)    (Unaudited)

Cash flows from operating activities
Net income                                          $      136     $     445
Adjustments to reconcile net income to net
cash provided by operating activities:
  Depreciation and amortization                            396           325
  Non-cash compensation                                      -           (75)
  Deferred income taxes                                     51          (260)
Changes in operating assets and liabilities
  Accounts receivable                                     (862)          915
  Prepaid expenses and other current assets                 61          (132)
  Accounts payable                                         570         1,203
  Income taxes                                              12           657
  Accrued expenses and other                              (413)       (1,834)
  Deferred revenue                                         399          (828)
                                                     ---------      --------
Net cash provided by operating activities                  350           416(2)
Cash flows from investing activities
  (Increase)/Decrease in marketable
  securities                                             5,736         7,047
Purchases of property and equipment                        (61)         (158)(2)
                                                     ---------      --------
Net cash provided by investing activities                5,675         6,889
Cash flows from financing activities
Proceeds from stock option and purchase
  plans                                                    389            99
Purchase of treasury stock                                (211)            -
                                                     ---------      --------
Net cash provided by financing activities                  178            99
                                                     ---------      --------
Effect of changes in exchange rates on cash                 (7)          (47)
Increase in cash and cash equivalents                    6,196         7,357
Cash and cash equivalents, beg. of period               20,208        19,186
                                                     ---------      --------
Cash and cash equivalents, end of period            $   26,404     $  26,543
                                                     ==========     ========
(2) Sum of these balances represents
     total free cash flow                           $      289     $     258